INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Phoenix
International Industries, Inc. on Form S-1 of our report dated
December 23, 1998, appearing in the Prospectus, which is part of this Registration Statement.

/s/Kane, Hoffman & Danner, P.A.

Kane, Hoffman & Danner, P.A
Miami, Florida
Certified Public Accountants

August 2 2000